CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, AND HAS BEEN MARKED WITH “[****]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE
ADVISORY AGREEMENT

This Advisory Agreement (the “Agreement”) is made and entered into effective as of July 4, 2026 (the “Effective Date”), by and between Redwood Epicormic Aerospace, LLC (“Advisor”), and Joby Aero, Inc., a Delaware corporation (“Company”). This Agreement confirms the agreement between Advisor and the Company concerning the terms of Advisor’s transition from his/her role as President, Aircraft OEM to a role as a Senior Advisor to the Company. July 3 will be Advisor’s last day of employment with the Company (the “Resignation Date”) and Advisor will immediately begin the role as a Senior Advisor to the Company’s CEO on the Resignation Date. Accordingly, Advisor’s employment with, and service as an officer of, the Company and its subsidiaries will terminate on the Resignation Date. Advisor and Company hereby agree as follows:

1.    Services; Payment; No Violation of Rights or Obligations. Advisor agrees to undertake and complete the Services as outlined in Exhibit A. As the only consideration due Advisor for providing the Services and regarding the subject matter of this Agreement, Company will pay Advisor the compensation outlined on Exhibit A. Unless otherwise specifically agreed upon by Company in writing (and notwithstanding any other provision of this Agreement), all activity relating to the Services shall be performed only by Advisor. Advisor agrees that it will not (and will not permit others to) (i) violate any agreement with or rights of any third party or (ii) except as expressly authorized by Company in writing hereafter, use or disclose at any time Advisor’s own or any third party’s confidential information or intellectual property in connection with the Services or otherwise for or on behalf of Company.

2.    Ownership Rights; Proprietary Information; Non-solicitation; Conflict of Interest.

a.During the Term of this Agreement, the Proprietary Information Agreement dated May 3, 2021 between Advisor and the Company will remain in full force and effect, provided, that any reference therein to “employment” or any term of similar effect will be deemed to encompass and include Advisor’s provision of Services under this Agreement.
b.As additional protection for Proprietary Information, Advisor agrees that during the Term and for one (1) year thereafter, Advisor will not directly or indirectly encourage or solicit any employee of Company to leave Company for any reason.
c.Advisor further agrees that, during the Term, Advisor will not engage in any activity that is competitive with the business or demonstrably anticipated business of Company, and Advisor will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company. Advisor further agrees that, during the Term, Advisor will not engage in any activity or assist any other person or organization in engaging in any activity in the Aviation industry without first disclosing such activity in writing to the Company and obtaining the Company’s agreement in writing for Advisor to engage in such activity, such agreement shall not unreasonably be withheld or delayed. Without limiting the foregoing, Advisor may perform services for other persons or entities, provided that such services do not represent a conflict of interest or a breach of Advisor’s obligation under this Agreement or otherwise.
3.    Compliance with Laws.

a.    Advisor will comply with all applicable laws and Company security and safety rules in the course of performing the Services. Advisor will take no action which, if taken by or with the knowledge of Company or its affiliates, could be construed as or constitute a violation of any applicable law, including the United States Foreign Corrupt Practices Act (U.S. Public Law 95-213). In furtherance but not limitation of the foregoing, Advisor will not, directly or indirectly, offer, pay, promise to pay, or authorize the payment of any money or offer, give, promise to give, or authorize the giving of anything of value (i) to any official of the government of any country or any instrumentality thereof, or (ii) to any person, while knowing or having reason to know that all or a portion of such money or thing of value will be offered, given or promised directly or indirectly to any official of the government of any country or any instrumentality thereof, for purposes of (a) influencing any act or decision of such official in his or her official capacity, including a decision to fail to perform his or her official functions; or (b) inducing such official to use such person’s influence with the government of any country or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, to obtain or retain business for or with, or direct business to, any person.

4.    Term and Termination. The term of this Agreement will begin on the Effective Date and will continue until (i) the period of time outlined on Exhibit A expires or (ii) the Agreement is terminated as provided in this Section. The period from the Effective Date to the termination date, regardless of how termination occurs, is referred to as the “Term” of this Agreement.

a.    Either party may terminate this Agreement upon seven (7) days’ prior written notice. The Company may terminate this Agreement immediately and without prior notice if Advisor refuses to, or is unable to, perform the Services, or is in breach of any material provision of this Agreement. Upon any termination of this Agreement, for any reason, the rights and duties of the Company and Advisor toward each other will cease; provided that, (i) within thirty (30) days after the effective date of termination, Advisor will submit all outstanding invoices to Company, and within thirty (30) days from the date of the last invoice, the Company will pay all amounts owing to Advisor for Services completed and accepted by the Company prior to the effective date of termination, and

(ii) Sections 2 (Ownership Rights; Proprietary Information; Non-Solicitation; Conflict of Interest), 4 (Term and Termination), 5 (Relationship of the Parties; Independent Contractor; No Employee Benefits), 6 (Assignment), and 8 (Miscellaneous) of this Agreement will survive termination or expiration of this Agreement in accordance with their terms.

5.    Relationship of the Parties; Independent Contractor; No Employee Benefits.
Effective as of the Resignation Date, Advisor agrees and acknowledges that he/she has resigned from all officer positions with the Company as well as any officer, manager and/or board positions with the Company’s subsidiaries, without the need of acceptance or any further action by the Company. Notwithstanding any provision hereof, as of the Resignation Date, Advisor is an independent contractor and is not an employee, agent, partner, or joint venturer of Company and will not bind nor attempt to bind Company to any agreement or contract. Subject to the terms of this Agreement, Advisor will not be eligible to participate in any of Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Company will not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage, or any other statutory benefit to Advisor. Advisor will comply at Advisor’s expense with all applicable federal, state, and local income tax laws, and all other applicable federal, state, and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by independent contractors.

6.    Assignment. This Agreement and the services contemplated hereunder are personal to Advisor and Advisor may not assign, transfer or subcontract any rights or obligations under this Agreement without the written consent of Company. Any attempt to do so will be void. Company may fully assign and transfer this Agreement in whole or part.

7.    Notices. All notices under this Agreement must be in writing and will be deemed given when personally delivered, received by email, or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or to such other address as such party last provided to the other by written notice.

To Joby:	To Advisor:
Joby Aero, Inc. Attn: Legal Department Address: 333 Encinal St., Santa Cruz, CA 95060 With copies to:legal@jobyaviation.com	Redwood Epicormic Aerospace, LLC Attn: Didier Papadopoulos Address: [****]

8.    Miscellaneous.
a.    Injunctive Relief. Any breach of Sections 2 or 3 will cause irreparable harm to Company for which damages would not be an adequate remedy, and therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.
b.    Waiver. The failure of either party to enforce its rights under this Agreement at any time for any period will not be construed as a waiver of such rights.
c.    Entirety of Agreement; Severability. This Agreement constitutes the full and complete understanding of the parties, superseding all previous agreements on the subject matter hereof, including, without limitation, any previous consulting engagement agreements or purchase orders of Advisor. The language of this Agreement will be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. No amendments, changes, modifications, or waivers to this Agreement will be effective unless in writing and signed by both parties. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. The Exhibits referred to herein and annexed hereto are hereby incorporated into and made a part of this Agreement. In the event that any provision of this Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable.
d.    Governing Law; Prevailing Party. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys’ fees.
e.    Headings. Headings herein are for convenience of reference only and will in no way affect interpretation of the Agreement.
f.    Trade Secrets. Advisor acknowledges receipt of the following notice under 18 U.S.C § 1833(b)(1), and will provide such notice to its employees, contractors and others involved in the Services, if any: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”
Intending to be legally bound, the parties have caused this Agreement to be executed and delivered as of the Effective Date first above written.

Joby Aero, Inc.	Redwood Epicormic Aerospace, LLC
By: /s/ Juliane Farrand	By: /s/ Didier Papadopoulos
Name: Juliane Farrand	Name: Didier Papadopoulos
Title: Chief People Officer	Email: [****]
Address: [****]

Exhibit A
Statement of Work

Services and Deliverables:

Unless earlier terminated pursuant to Section 4 of the Agreement, Advisor will provide the Services for twelve (12) months from the Resignation Date. Unless previously terminated, the Agreement will renew automatically for a subsequent twelve (12) month period on the one-year anniversary of the Resignation Date.

Description of Services: Advisor will provide advice on an as-needed basis to the CEO and/or the Company on certain matters upon request, including but not limited to, transitioning Advisor’s former duties and responsibilities and providing advice and services within Advisor’s experience and expertise as requested by the Company.

Fees and Expenses:
During the Term Advisor will be paid $30,000.00 per month as compensation, payable within 30 days after invoice.
Additionally, the following outstanding equity awards held by Advisor (noting that, solely with respect to this section of Exhibit A related to equity awards, “Advisor” shall refer to Didier Papadopoulos) will continue to vest and, if applicable, become exercisable for as long as Advisor be a “Service Provider,” as such term is defined in the Joby Aviation, Inc. 2021 Incentive Award Plan or continues to have a “Service Relationship,” as such term is defined in the Joby Aviation, Inc. 2016 Stock Option and Grant Plan, as applicable. Any equity award that is unvested upon termination of this Agreement will be forfeited for no consideration.
Award Number    Grant Date    Original Grant Amount
[****]            6/14/2021    279,369
[****]            6/21/2023    121,580
[****]            2/12/2024    199,335
[****]            3/18/2026    100,908

Advisor agrees and acknowledges that the following outstanding equity awards will be terminated to the extent unvested, effective as of the Resignation Date.

Award Number    Grant Date    Original Grant Amount
[****]            6/21/2023    121,580
[****]            2/12/2024    199,335
[****]            6/2/2025    293,685
[****]            3/18/2026    201,816
[****]            3/6/2026    22,529

Advisor will be reimbursed only for reasonable and actual expenses that have been pre-approved in writing by Company.